PIMCO INCOME STRATEGY FUND II

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Income Strategy Fund II (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Marti P. Murray and Alan B. Miller have resigned as Trustees of the Trust, effective November 6, 2014;

NOW, THEREFORE, as a result of the foregoing Trustee resignations, the eight (8) Trustees of the Trust are:

Craig A. Dawson	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

Bradford K. Gallagher	1633 Broadway
New York, New York 10019

James A. Jacobson	1633 Broadway
New York, New York 10019

Hans W. Kertess	1633 Broadway
New York, New York 10019

John C. Maney	1633 Broadway
New York, New York 10019

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 6th day of November, 2014, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Joshua D. Ratner
Vice President, Secretary & Chief Legal Officer